Exhibit B
INVESTMENT SUB-ADVISORY AGREEMENT
AGREEMENT made as of this 29th day of June, 2007, by
and
between Nuveen Asset Management, a Delaware corporation and a registered investment adviser (Manager), and
Tradewinds Global
Investors LLC, a Delaware limited liability company and a federally registered investment adviser (Sub
Adviser).
WHEREAS, Manager serves as the investment manager for the
Nuveen Multi-Strategy Income and Growth Fund 2, formerly known as Nuveen Preferred and Convertible
Income Fund
2 (the
Fund), a closed-end management investment company registered under the Investment Company Act of 1940, as amended
(the 1940
Act) pursuant to an Investment Management
Agreement
between
Manager and the Fund (as such agreement may be modified from time to time, the Management Agreement); and WHEREAS, Manager desires to retain Sub-Adviser as its agent to furnish investment advisory services for a certain designated portion of the Funds investment portfolio, upon the terms and conditions hereafter set forth;
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
1.Appointment.  Manager hereby appoints Sub
Adviser
to
provide certain sub-investment advisory
services to
the
Fund for the period and on the terms set forth in this
Agreement.  Sub-Adviser accepts such
appointment and
agrees to furnish the services herein set forth for the compensation herein provided.
2 Services to be Performed. Subject always to the supervision of Funds Board of Trustees and the Manager,
Sub-Adviser will furnish an investment program in respect

of, make investment decisions for, and place all orders for the purchase and sale of securities for the portion of the
Funds investment portfolio allocated by Manager to
Sub-
Adviser, all on behalf of the Fund and as described in the investment policy section of the Funds initial registration statement on Form N-2 as declared effective by the
Securities and Exchange Commission, as such policies described therein may subsequently be changed by the
Funds Board of Trustees and publicly described.
In
the
performance of its duties, Sub-Adviser will satisfy its

fiduciary duties to the Fund, will monitor the Funds investments in securities selected for the Fund by the Sub-


Adviser hereunder, and will comply with the provisions of the Funds Declaration of Trust and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Manager will provide
Sub-Adviser with current copies of the Funds
Declaration
of Trust, By-laws, prospectus and any
amendments
thereto,
and any objectives, policies or limitations not appearing

therein as they may be relevant to Sub-Advisers performance under this Agreement. Sub-Adviser and
Manager will
each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.
 Sub Adviser
will report to the Board of Trustees and to Manager with respect to the implementation of such program.
The Sub-Adviser will vote all proxies solicited by or with respect to the issuers of securities which assets of the Funds investment portfolio allocated by Manager to Sub-
Adviser
are invested, consistent with its proxy voting guidelines and based upon the best interests of the Fund. The
Sub-
Adviser
will maintain appropriate records detailing its voting of proxies on behalf of the Fund and upon reasonable request will provide a report setting forth the proposals voted on and how the Funds shares were voted, including the name of the corresponding issuers.
Sub-Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Funds orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that the Sub
Adviser will not
be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-
Advisers overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.
In addition, if in the judgment of the Sub
Adviser,
the Fund would
be benefited by supplemental services, the Sub
Adviser is
authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions that another broker or dealer may charge for the same transaction, provided that the Sub-Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Sub-Adviser will properly communicate to the officers and trustees of the Fund such information relating to transactions for the Fund as they may reasonably request. In no instance will portfolio securities be purchased from or sold to the
Manager, Sub-Adviser or any affiliated person of either the Fund,
Manager, or Sub-Adviser, except as may be permitted under the
1940 Act;
Sub-Adviser further agrees that it will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;
(b) will conform to all applicable Rules and Regulations of the
Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;
(c) will report regularly to Manager and to the
(d) Board of Trustees of the
Fund and will make appropriate persons
available for
the purpose of
reviewing with representatives of Manager and the
Board of Trustees on a
regular basis at reasonable times the
management of
the Fund, including,
without limitation, review of the general investment strategies of the Fund with respect to the portion of the Funds portfolio allocated to the Sub
Adviser, the performance of the Funds
investment
portfolio allocated to
the Sub-Adviser in relation to standard
industry
indices and general
conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Manager;
(d) will monitor the pricing of portfolio securities, and events relating to the issuers of those securities and the markets in which the securities trade in the ordinary course of managing the portfolio securities of the
Fund, and will notify Manager promptly of any issuer-specific or market events or other situations that occur
(particularly
those that may occur after
the close of a foreign market in which the securities may primarily trade but before the time at which the Funds securities are priced on a given day) that may materially impact the pricing of one or more securities in Sub-
Advisers portion of the portfolio.  In
addition, Sub-
Adviser will assist
Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected security or securities; and will prepare such books and records with respect to the Funds securities transactions for the portion of the Funds investment portfolio allocated to the Sub-Adviser as requested by the
Manager and will furnish
Manager and Funds Board of Trustees such periodic and special reports as the Board or Manager may reasonably request.
3.Expenses. During the term of this Agreement, Sub Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the
Fund.
..Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Manager will pay the Sub-
Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a portfolio management fee equal to the portion specified below of the investment management fee payable by the
Fund to
the Manager, pursuant to the Management
Agreement,
with respect
to the Sub-Advisers allocation of Fund net assets
(including net
assets attributable to FundPreferred Shares and the principal amount of any borrowings), as the net amount of such fee is reduced by the obligation of Manager to reimburse certain fees and expenses to the Fund pursuant to an Expense
Reimbursement
Agreement of even date herewith by and between the
Fund and the
Manager, as such agreement may be modified from time to time:


Daily Net Assets
Percentage of Net Management Fee
Up to
$200 million
55.0%
$200 million to $300
million
52.5%
$300 million and over
50.0%

The portfolio management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the
Fund allocated
to the Sub-Advisor, determined in the manner established by the
Funds Board of Trustees, as of the close of business on the last preceding business day on which the Funds net asset value was determined.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

Manager shall not agree to amend the financial terms of the
Expense Reimbursement Agreement or the
Management
Agreement to the detriment of the Sub-Adviser by operation of this
Section 4 without the express written consent of the
Sub-Adviser.
5.Services to Others. Manager understands, and has advised Funds Board of Trustees, that Sub
Adviser now
acts, or
may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to one or more other investment companies that are not a series of the Fund, provided that whenever the Fund and one or more other investment advisory clients of Sub-
Adviser have
available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-

Adviser to be equitable to each. Manager recognizes, and has advised Funds Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. It is further agreed that, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts, it may, to the extent permitted by applicable law, but will not be obligated to, aggregate the securities to be so sold or purchased for the Fund with those to be sold or purchased for other accounts in order to obtain favorable execution and lower brokerage commissions. In addition, Manager understands, and has advised Funds Board of Trustees, that the persons employed by
Sub-Adviser to assist in Sub-Advisers duties under this
Agreement will not devote their full such efforts and service to the
Fund. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the
Fund in
providing investment advice to its other investment advisory accounts or for managing its own accounts.

6.Limitation of Liability. The Sub-Adviser shall not be liable for, and Manager will not take any action against the Sub-
Adviser to
hold Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund
(including,
without
limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the
Sub-Advisers
duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the
Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

7.Term; Termination; Amendment.  This Agreement
shall
become
effective with respect to the Fund on the same
date
as the
Management Agreement between the Fund and the
Manager
becomes effective, provided that it has been
approved
by a vote of
a majority of the outstanding voting securities
of
the Fund in
accordance with the requirements of the 1940
Act, and
shall
remain in full force until August 1, 2008
unless
sooner terminated
as hereinafter provided.  This Agreement shall
continue in force
from year to year thereafter with respect to
the
Fund, but only as
long as such continuance is specifically
approved for
the Fund at
least annually in the manner required by the
1940 Act
and the rules
and regulations thereunder; provided, however,
that
if the
continuation of this Agreement is not approved
for
the Fund, the
Sub-Adviser may continue to serve in such
capacity
for the Fund in
the manner and to the extent permitted by the
1940
Act and the

rules and regulations thereunder.
This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager on no less than sixty
(60) days
written notice to the Sub-Adviser.  This
Agreement
may also be
terminated by the Fund with respect to the Fund by action of the
Board of Trustees or by a vote of a majority of the outstanding voting securities of such Fund on no less than sixty
(60) days
written notice to the Sub-Adviser by the Fund.
This Agreement may be terminated with respect to the
Fund at any
time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-
Adviser or any officer or director of the Sub
Adviser
has taken any
action that results in a breach of the
covenants of
the Sub-Adviser
set forth herein.
The terms assignment and vote of a majority of the outstanding voting securities shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.
Termination of this Agreement shall not affect the right of the Sub-
Adviser to receive payments on any unpaid balance of the compensation described in Section 4 earned prior to such termination. This Agreement shall automatically terminate in the event the Management Agreement between the Manager and the
Fund is terminated, assigned or not renewed.

8.Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party
If to the Manager:If to the Sub-Adviser:

Nuveen Asset Management Tradewinds Global
Investors
333 West Wacker Drive 2049 Century Park East
Chicago, Illinois 60606 Los Angeles, CA 90067
Attention:   John P. Amboian Attention:  Mr.
Michael
Mendez


With a copy to:

Nuveen Investments
333 West Wacker Drive
Chicago, Illinois 60606
Attention: General Counsel

or such address as such party may designate for the receipt of such notice.
9.Limitations on Liability. All parties hereto are expressly put on notice of the Funds Agreement and Declaration of
Trust and all
amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein.
 The obligations
of the Fund entered in the name or on behalf thereof by any of the
Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the
Trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the
Fund, and persons
dealing with the Fund must look solely to the assets of the Fund and those assets belonging to the subject Fund, for
the enforcement
of any claims.
10.Miscellaneous.  The captions in this
Agreement are
included for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this
Agreement will not be affected thereby. This
Agreement will be
binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11.Applicable Law.  This Agreement shall be
construed
in
accordance with applicable federal law and
(except as
to Section 9
hereof which shall be construed in accordance
with
the laws of
Massachusetts) the laws of the State of
Illinois.
IN WITNESS WHEREOF, the Manager and the Sub
Adviser have caused this Agreement to be
executed as
of
the day and year first above written.
NUVEEN ASSET MANAGEMENT, a Delaware corporation
By:
_/s/ Julia L.
Antonatos_Title:  Managing Director

TRADEWINDS GLOBAL INVESTORS LLC, a Delaware
limited
liability companyBy:  _/s/
Jane K. Crist  Title:  _Senior Vice President

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